UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

DropCar, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.
1412 Broadway, Suite 2105
New York, New York 10018
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On December 19, 2019, DropCar, Inc., a Delaware corporation (“DropCar”), ABC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DropCar (“Merger Sub”), and Ayro, Inc., a Delaware corporation (“Ayro”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Ayro, with Ayro continuing as a wholly owned subsidiary of DropCar and the surviving corporation of the merger (the “Merger”).  The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, (a) each outstanding share of Ayro common stock and Ayro preferred stock will be converted into the right to receive shares of DropCar common stock (the “DropCar Common Stock”) (after giving effect to a reverse stock split of DropCar Common Stock, as described below) equal to the Exchange Ratio described below; and (b) each outstanding Ayro stock option and Ayro warrant that has not previously been exercised prior to the closing of the Merger will be assumed by DropCar.

Under the exchange ratio formula in the Merger Agreement (the “Exchange Ratio”), upon the closing of the Merger, on a pro forma basis and based upon the number of shares of DropCar common stock to be issued in the Merger, current DropCar shareholders (along with DropCar’s financial advisor) will own approximately 20% of the combined company and current Ayro investors will own approximately 80% of the combined company (including the additional financing transaction referenced below). For purposes of calculating the Exchange Ratio, the number of outstanding shares of DropCar common stock immediately prior to the Merger does not take into effect the dilutive effect of shares of DropCar common stock underlying options, warrants or certain classes of preferred stock outstanding as of the date of the Merger Agreement.

In connection with the Merger, DropCar will seek the approval of its stockholders to amend its certificate of incorporation to: (i) effect a reverse split of DropCar Common Stock at a ratio to be determined by DropCar, which is intended to ensure that the listing requirements of the Nasdaq Capital Market, or such other stock market on which the DropCar Common Stock is trading, are satisfied and (ii) change the name of DropCar to Ayro, Inc., subject to the consummation of the Merger.

Prior to the execution and delivery of the Merger Agreement, and as a condition of the willingness of the parties to enter into the Merger Agreement, certain stockholders have entered into agreements with Ayro pursuant to which such stockholders have agreed, subject to the terms and conditions of such agreements, to purchase, prior to the consummation of the Merger, shares of Ayro’s common stock (or common stock equivalents) and warrants to purchase Ayro's common stock for an aggregate purchase price of $2.0 million (the “Ayro Pre-Closing Financing”). The consummation of the transactions contemplated by such agreements is conditioned upon the satisfaction or waiver of the conditions set forth in the Merger Agreement. After consummation of the Merger, Ayro has agreed to cause DropCar to register the resale of the DropCar Common Stock issued and issuable pursuant to the warrants issued to the investors in the Ayro Pre-Closing Financing.

Consummation of the Merger is subject to certain closing conditions, including, among other things, approval by the stockholders of DropCar and Ayro, the continued listing of DropCar’s common stock on the Nasdaq Stock Market after the Merger and satisfaction of minimum net cash thresholds by DropCar and Ayro.  In accordance with the terms of the Merger Agreement, (i) certain executive officers, directors and stockholders of Ayro (solely in their respective capacities as Ayro stockholders) holding approximately 10% of the outstanding Ayro capital stock have entered into voting agreements with DropCar to vote all of their shares of Ayro capital stock in favor of adoption of the Merger Agreement (the “Ayro Voting Agreements”) and (ii) certain executive officers, directors and stockholders of DropCar (solely in their respective capacities as DropCar stockholders) holding approximately 57% of the outstanding DropCar common stock have entered into voting agreements with Ayro to vote all of their shares of DropCar common stock in favor of approval of the Merger Agreement (the “DropCar Voting Agreements”, and together with the Ayro Voting Agreements, the “Voting Agreements”).  The Voting Agreements include covenants with respect to the voting of such shares in favor of approving the transactions contemplated by the Merger Agreement and against any competing acquisition proposals.  In addition, concurrently with the execution of the Merger Agreement, (i) certain executive officers, directors and stockholders of Ayro and (ii) certain directors of DropCar have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they accepted certain restrictions on transfers of shares of DropCar common stock for the one-year period following the closing of the Merger.

The Merger Agreement contains certain termination rights for both DropCar and Ayro, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of $1,000,000, or in some circumstances reimburse the other party’s reasonable expenses.

At the effective time of the Merger, the Board of Directors of DropCar is expected to consist of seven members, three of whom will be designated by Ayro, three of whom will be designated by DropCar and one of whom will be designated by the lead investor in the Ayro Pre-Closing Financing. The Merger Agreement contains certain provisions providing for the ability of Ayro to designate additional members upon the achievement of certain business milestones. As a condition to the consummation of the Merger, DropCar will immediately prior to the Merger enter into an executive employment agreement with Rodney Keller, the current chief executive officer of Ayro.

Simultaneously with the execution of the Merger Agreement, Ayro entered into a Loan and Security Agreement, dated December 19, 2019 (the “Loan Agreement”), by and among Ayro and the financial institutions and individuals signatories thereto, pursuant to which, on December 19, 2019, Ayro received aggregate gross proceeds of $1,000,000. Pursuant to the Loan Agreement, the aggregate obligations of Ayro under the Loan Agreement are to automatically, immediately prior to the consummation of the Merger, convert into shares of Ayro common stock, subject to the terms and provisions of the Loan Agreement. Pursuant to the Loan Agreement, upon conversion of the term loans made by the investors subject to the terms of the Loan Agreement, Ayro is required to cause DropCar to issue each bridge investor warrants to purchase DropCar Common Stock. Upon consummation of the Merger, Ayro has agreed to cause DropCar to register the resale of the warrant shares.

               In connection with the Merger, Ayro entered into the Stock Subscription Agreement with an accredited investor, pursuant to which, immediately prior to the Merger, Ayro will issue up to an aggregate of 1,750,000 shares of Ayro common stock for the nominal per share purchase price of $0.001 per share, or, if applicable, pre-funded warrants to purchase Ayro common stock, in lieu of Ayro common stock. The consummation of the transactions contemplated by the Stock Subscription Agreement is conditioned upon the satisfaction or waiver of the conditions set forth in the Merger Agreement.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the form of Ayro Voting Agreement, the form of DropCar Voting Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 2.2, 2.3, and 2.4, respectively, to this Form 8-K and which are incorporated herein by reference.  The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Ayro or DropCar or to modify or supplement any factual disclosures about DropCar in its public reports filed with the Securities and Exchange Commission (“SEC”). The Merger Agreement includes representations, warranties and covenants of Ayro and DropCar made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Ayro, DropCar or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Asset Purchase Agreement

In addition, on December 19, 2019, DropCar entered into an asset purchase agreement (the “APA”) by and among DropCar, DropCar Operating Company, Inc., a Delaware corporation and wholly owned subsidiary of DropCar (“DropCar Operating”), DC Partners Acquisition, LLC (the “Purchaser”), Spencer Richardson and David Newman, pursuant to which DropCar Operating agreed to sell substantially all of the assets associated with its business of providing vehicle support, fleet logistics and concierge services for both consumers and the automotive industry. The aggregate purchase price for the purchased assets consists of the cancellation of certain liabilities pursuant to those certain employment agreements by and between DropCar Operating and each of Mr. Richardson and Mr. Newman, plus the assumption of certain liabilities relating to or arising out of workers’ compensation claims that occurred prior to the closing date of the APA.

The APA contains representations, warranties and covenants by DropCar Operating and the Purchaser that are typical for this type of transaction. Completion of the APA is subject to certain conditions, including customary closing conditions relating to the (i) the accuracy of each party’s representations and warranties (subject to certain qualifications), (ii) material compliance by the parties with their respective covenants and agreements contained in the APA, (iii) the consummation of a Change in Control (as defined in the APA), including the Merger and (iv) the receipt by DropCar of the affirmative vote of the holders of the majority of the shares of DropCar common stock entitled to vote on such matters with respect to the matters contemplated by the APA.

The APA contains certain termination rights for both DropCar and Purchaser.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the APA, which is filed as Exhibit 2.5 to this Form 8-K and which is incorporated herein by reference.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning DropCar, Ayro, the proposed transaction and other matters.  These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of DropCar, as well as assumptions made by, and information currently available to, management.  Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to obtain stockholder approval for the transaction in a timely manner or at all; uncertainties as to the timing of the consummation of the transaction and the ability of each of DropCar and Ayro to consummate the transaction; risks related to DropCar’s continued listing on the Nasdaq Capital Market until closing of the proposed transaction; risks related to DropCar’s ability to correctly estimate its operating expenses and its expenses associated with the transaction; the ability of DropCar or Ayro to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in DropCar’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. DropCar can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, DropCar undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between DropCar and Ayro, DropCar intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus. DROPCAR URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DROPCAR, THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and shareholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by DropCar with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov.  In addition, investors and shareholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by DropCar with the SEC by contacting Investor Relations by mail at DropCar, Inc., Attn: Investor Relations, 1412 Broadway, Suite 2105, New York, New York 10018.  Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

DropCar and Ayro, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about DropCar’s directors and executive officers is included in DropCar’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 3, 2019, as amended on April 12, 2019, and the proxy statement for DropCar’s 2019 annual meeting of stockholders, filed with the SEC on November 6, 2019.  Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificates of Designation

On December 20, 2019, DropCar filed with the State of Delaware a certificate of amendment to the Certificate of Designations, Preferences and Rights of Series H-4 Convertible Preferred Stock (the “Series H-4 COD”) to reduce the conversion price to $0.50 per share and provide for the automatic conversion of the Series H-4 Convertible Preferred Stock into shares of Common Stock, subject to the approval of DropCar’s stockholders in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market (“Shareholder Approval”). The amendment to the Series H-4 COD was approved by DropCar’s Board of Directors. DropCar intends to seek Shareholder Approval of the amendment to the Series H-4 COD.

The foregoing description of the amendment to the Series H-4 COD does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to Bylaws

Effective December 18, 2019, the Board of Directors of DropCar adopted an amendment to the bylaws of DropCar. The amendment provides that certain specifically enumerated stockholder actions related to the internal affairs of the Company should be brought exclusively in the Court of Chancery of the State of Delaware (the “Chancery Court”), or, if the Chancery Court does not have jurisdiction, the United States District Court for the District of Delaware or other state courts of the State of Delaware.

The foregoing description of the amendment to the bylaws adopted by the Board of Directors of DropCar is qualified in its entirety by reference to the DropCar bylaws, as amended on December 18, 2019, which are filed, marked to show the amendments, as Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Attached as Exhibit 99.1 is a copy of the joint press release issued by DropCar and Ayro on December 20, 2019 announcing the execution of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 19, 2019, by and among DropCar, Merger Sub and Ayro.
2.2	Form of DropCar Voting Agreement, by and between Ayro and certain stockholders of DropCar.
2.3	Form of Ayro Voting Agreement, by and between DropCar and certain stockholders of Ayro.
2.4	Form of Lock-Up Agreement, by and between DropCar, Ayro and certain stockholders of DropCar and Ayro.
2.5	Asset Purchase Agreement, dated as of December 19, 2019, by and between DropCar, DropCar Operating, DC Partners Acquisition LLC, Spencer Richardson and David Newman.
3.1	Amendment to Certificate of Designations, Rights and Preferences of Series H-4 Convertible Preferred Stock, dated as of December 20, 2019.
3.2	Bylaws of DropCar, as amended December 18, 2019.
99.1	Joint Press Release dated December 20, 2019, issued by DropCar and Ayro.

*Certain schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

Date: December 20, 2019	By:	/s/ Spencer Richardson
		Name:	Spencer Richardson
		Title:	Chief Executive Officer